Exhibit 99.1

Fortress Affiliates Complete Their Acquisition of Finjan

EAST PALO ALTO, Calif. and NEW YORK, New York, July 24, 2020 - Finjan Holdings, Inc. (“Finjan”) (NASDAQ:FNJN) and affiliates of Fortress Investment Group LLC (such affiliates, collectively “Fortress”) today announced that Fortress has completed its previously announced acquisition of Finjan.

Finjan, a recognized pioneer in the development of cybersecurity technologies, will maintain its brand and business model post-transaction, licensing a substantial patent portfolio that has been consistently upheld by courts and patent offices.

The closing of the transaction follows the successful completion of Fortress’s offer to purchase a majority of Finjan’s outstanding shares of common stock for $1.55 per share in an all-cash tender offer (the “Tender Offer”), which was made pursuant to the terms of the definitive agreement for the transaction (the “Merger Agreement”). The transaction was completed through consummation of a merger pursuant to which, subject to certain exceptions set forth in the Merger Agreement, each share of common stock of Finjan was converted into the right to receive the same price per share as shares validly tendered in the Tender Offer, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware.

As a result of the Tender Offer and merger, Finjan’s common stock will cease trading on the Nasdaq Capital Market.

About Fortress Investment Group LLC

Fortress Investment Group LLC is a leading, highly diversified global investment manager with approximately $41.7 billion of assets under management as of March 31, 2020. Founded in 1998, Fortress manages assets on behalf of over 1,700 institutional clients and private investors worldwide across a range of credit and real estate, private equity and permanent capital investment strategies.

About Finjan Holdings, Inc.

Established in 1996, Finjan is a globally recognized pioneer in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies used to proactively detect previously unknown and emerging threats on a real-time, behavior-based basis. After receiving initial funding from a broad group of investors, including venture, private equity, and large software and technology companies. Finjan has continued to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Forward-Looking Statements

Statements about the effects of the transaction, the future of Finjan’s business, and all other statements in this news release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof, are based on current expectations and involve a number of assumptions, known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the information expressed or implied by these forward-looking statements, including, but not limited to, the following: (a) the risk that the transaction disrupts current plans and operations; (b) difficulties or unanticipated expenses in maintaining Finjan’s business post-closing; (c) the risk that the acquisition does not perform as planned or realize expected benefits; and (d) potential difficulties in employee retention following the closing of the transaction. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in Finjan’s periodic reports filed with the Securities and Exchange Commission.

Finjan Contact:

Valter Pinto

KCSA Strategic Communications

(650) 282-3245

investors@finjan.com

Fortress Contact:

Gordon Runté, Managing Director
(212) 798 6082
grunte@fortress.com